  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 1998.

                                            REGISTRATION NO. 333-_______________

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                           COCA-COLA ENTERPRISES INC.
             (Exact name of registrant as specified in its charter)
        DELAWARE                                    58-0503352
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

                2500 WINDY RIDGE PARKWAY, ATLANTA, GEORGIA 30339
                                 (770) 989-3000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -------------------
                                 LOWRY F. KLINE
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                           COCA-COLA ENTERPRISES INC.
                2500 WINDY RIDGE PARKWAY, ATLANTA, GEORGIA 30339
                                 (770) 989-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -------------------

                  Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS DETERMINED BY MARKET CONDITIONS.

                              --------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
                              --------------------

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                              --------------------

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                              --------------------

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                              --------------------

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              --------------------






                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------


                                                       Proposed               Proposed
                                                        maximum                maximum
Title of                                               offering               aggregate                Amount of
securities to                 Amount to be             price per              offering                registration
be registered                  registered                share                  price                     fee
-------------                 ------------           ------------         ----------------            -------------
Coca-Cola                     1,934,114(1)           $28.40625(2)         $54,940,925.81(2)            $16,208(2)
Enterprises Inc.                 shares
Common Stock,
$1.00 par value


         (1) Shares of Common Stock which may be offered pursuant to this Registration Statement consisting of an estimated 1,934,114 shares issuable upon conversion of 392,464 shares of Convertible Preferred Stock - Great Plains Series (the "Preferred Stock"). For purposes of estimating the number of shares of Common Stock to be included in this Registration Statement, the Company calculated the number of shares of Common Stock that would be issuable upon conversion on August 17, 1998 and multiplied that number by 150 percent.

         (2) Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices reported on the New York Stock Exchange on August 17, 1998.

                              --------------------

                  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 (THE "ACT") OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                               ------------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                              SUBJECT TO COMPLETION
                                 August 20, 1998


PROSPECTUS


                                1,934,114 SHARES

                           COCA-COLA ENTERPRISES INC.

                                  COMMON STOCK
                           (PAR VALUE $1.00 PER SHARE)

       This Prospectus relates to up to 1,934,114 shares (the "Shares") of Common Stock, $1 par value per share (the "Common Stock"), of Coca-Cola Enterprises Inc. (the "Company"), which may be offered from time to time by certain share owners of the Company (the "Selling Share Owners"). See "SELLING SHARE OWNERS". The Selling Share Owners, or their respective pledgees, donees, tranferees or other successors in interest, have advised the Company that they propose to offer the Shares, from time to time, through brokers in brokerage transactions on the New York Stock Exchange ("NYSE"), to underwriters, dealers or others in negotiated transactions or in a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Brokers, dealers and underwriters that participate in the distribution of the Shares may be deemed to be underwriters under the Securities Act of 1933 (as amended, and together with the rules and regulations thereunder, the "Securities Act"), and any discounts or commissions received by them from any Selling Share Owner and any profits on the resale of Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Share Owners may be deemed to be underwriters under the Securities Act.

         The Company will not receive any part of the proceeds from the sale of the Shares. The Selling Share Owners will pay all applicable stock transfer taxes, brokerage commissions, underwriting discounts or commissions and the fees of the Selling Share Owners' counsel, but the Company will bear all other expenses in connection with the offering made hereunder.

         The Common Stock is listed on the New York Stock Exchange under the symbol "CCE." On August 17, 1998, the last reported sale price of the Common Stock on the New York Stock Exchange Composite Tape was $28.75 per share.

                           ---------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
              COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
                UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                     ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                      -------------------------------------


         THE DATE OF THIS PROSPECTUS IS _____________, 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission pursuant to the information requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10007; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of that Web site is http://www.sec.gov.

         The Company's Common Stock is listed on the New York Stock Exchange. All reports, proxy statements and other information filed by the Company with the New York Stock Exchange may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as a part thereof. Statements contained in this Prospectus regarding the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits thereto, may be inspected without charge at the principal office of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference in this
Prospectus: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended April 3, 1998 and July 3, 1998, (3) the Company's Current Reports on Form 8-K dated January 5, 1998, January 6, 1998, January 20, 1998, January 20, 1998, April 17, 1998, April 17, 1998, April 21, 1998, May 13, 1998
and July 3, 1998, and (4) the description of the Company's Common Stock set forth in the Company's Registration Statement (File No. 01-09300) filed pursuant to Section 12 of the Exchange and any amendment or report filed for the purpose of updating any such description.

         A COPY OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (EXCLUDING EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH WILL BE PROVIDED BY FIRST CLASS MAIL WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON. REQUESTS SHOULD BE DIRECTED TO E. LISTON BISHOP III, VICE PRESIDENT AND

DEPUTY GENERAL COUNSEL, COCA-COLA ENTERPRISES INC., 2500 WINDY RIDGE PARKWAY, ATLANTA, GEORGIA 30339; TELEPHONE NUMBER (770) 989-3009.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         Certain statements regarding future performance of the Company in this Prospectus are forward-looking statements. Such statements are based on currently available information along with the Company's operating plans and are subject to certain future events and uncertainties. The Company's actual results in the future could differ significantly from those implied by any forward-looking statements.

                                   THE COMPANY

         The Company is the world's largest marketer, distributor and producer of bottled and canned beverages of The Coca-Cola Company.

         The Company was incorporated in 1944 under the laws of Delaware as a wholly owned subsidiary of The Coca-Cola Company and became a public company in 1986. At August 17, 1998, The Coca-Cola Company owned approximately 42% of the Company's common stock.

         The Company's bottling territories in North America and in Europe contain approximately 338 million people. The Company estimates that within its territories 3.4 billion equivalent cases (192 ounces of finished beverage product) were sold in 1997; 89% of this volume consisted of beverages produced and sold under licenses from The Coca-Cola Company.

         The Company's Coca-Cola bottling rights within the United States are perpetual; elsewhere, bottling rights have stated expiration dates.

         The Coca-Cola Company is the Company's largest share owner. Three directors of the Company are executive officers or former executive officers of The Coca-Cola Company.

         The Company and The Coca-Cola Company are parties to a number of significant transactions and agreements incident to their respective businesses and may enter into additional material transactions and agreements in the future.

         The Company conducts its business primarily under agreements with The Coca-Cola Company. These agreements give the Company the exclusive right to market, distribute, and produce beverage products of The Coca-Cola Company in authorized containers in specified territories. These agreements provide The Coca-Cola Company with the ability, in its sole discretion, to establish prices, terms of payment, and other terms and conditions for the purchase of concentrates and syrups from The Coca-Cola Company. Other significant transactions and agreements include acquisition of bottling territories, arrangements for cooperative marketing, advertising expenditures, and purchases of sweeteners.

         Since 1979, The Coca-Cola Company has assisted in the transfer of ownership or financial restructuring of a majority of its United States bottler operations and has assisted in similar transfers of bottlers operating outside the United States. Certain bottlers and interests therein have been acquired by The Coca-Cola Company, and certain of those have been sold to bottlers, including the Company, which are believed by management of The Coca-Cola Company to be the best suited to manage and develop these acquired operations. The Coca-Cola Company has advised the Company that it may continue this reorganization of its bottler system.

         On February 10, 1997, the Company acquired Coca-Cola & Schweppes Beverages Limited, the bottler for all of Great Britain, for a transaction value (purchase price, assumed debt and other long-term obligations) of approximately
1.2 billion pounds sterling, or approximately $2 billion.

         On August 7, 1997, the Company acquired The Coca-Cola Company's interest in Coca-Cola Beverages Ltd. ("CCB"), the bottler for substantially all the population of Canada. On September 11, 1997, the Company completed its acquisition of shares of CCB held by the public share owners.

         On August 7, 1997, the Company acquired The Coca-Cola Company's interest in The Coca-Cola Bottling Company of New York, Inc. ("KONY"), the bottler serving New York City, and certain other areas of New York, Connecticut, Massachusetts, New Hampshire, New Jersey and Vermont. On January 5, 1998, the Company completed its acquisition of KONY by acquiring the shares from the remaining minority share owners.

         The aggregate transaction value of the CCB and KONY acquisitions (purchase price, acquired debt and KONY preferred stock) was approximately $1.7 billion.

         On June 5, 1998, the Company acquired CCBG Corporation and Texas Bottling Group, Inc. (collectively, "Coke Southwest") for a total transaction value (purchase price and acquired debt) of approximately $1.1 billion. Operating in parts of Texas, Oklahoma, New Mexico, Colorado and Kansas, Coke Southwest is the fifth largest United States bottler of products of The Coca-Cola Company.

         The Company intends to acquire only bottling businesses offering the Company the ability to produce long-term share-owner value.

                              SELLING SHARE OWNERS

         The Shares are being offered for the account of the Selling Share Owners named below. The Selling Share Owners acquired the Shares in exchange for their shares of common stock of Great Plains Bottlers & Canners, Inc. ("Great Plains"), in connection with the merger of Great Plains with a subsidiary of the Company. Each of the Selling Share Owners may offer Shares in separate transactions or in a single transaction.

         The following table sets forth the name of each Selling Share Owner and the number of shares of Common Stock held by each Selling Share Owner. No Selling Share Owner holds as much as one percent of the outstanding Common Stock.

          NAME                                                      SHARES BENEFICIALLY OWNED (1)
          ----                                                      -----------------------------
          J. Patrick Keenan....................................                672,631
          J. Daniel Keenan.....................................                672,631
          J. Michael Keenan....................................                539,571
          Glover Capital, Inc..................................                 46,817
          Marion B. Glover and Gail S. Glover, tenants-in-
          common...............................................                  2,464

         (1) The number of Shares listed under this column as beneficially owned by each Selling Share Owner has been estimated at 150% of the number of Shares issuable upon conversion of all the Company's

                  Preferred Stock - Great Plains Series, including Shares held in escrow, based on the closing prices of the Common Stock on the New York Stock Exchange with respect to a conversion date of August 17, 1998.

                ISSUANCE OF COMMON STOCK TO SELLING SHARE OWNERS

         On August 6, 1998, the Company issued 392,464 shares of Preferred Stock
- Great Plains Series ("Preferred Stock") to some of the Selling Share Owners in connection with the acquisition by the Company of Great Plains Bottlers and Canners, Inc. Of these shares of Preferred Stock, 10,000 have been transferred in private transactions to other Selling Share Owners. The Company relied on Rule 506 of Regulation D under the Securities Act of 1933, as amended, which provides an exemption from the registration requirements of the Securities Act of 1933 for sales to accredited investors (as defined by Rule 501(a) of Regulation D under the Securities Act of 1933). Each share of Preferred Stock is convertible into that number of shares of Common Stock which is (i) the stated value of $100 per share plus an amount equal to all dividends accrued and unpaid thereon to the date of conversion (whether or not declared), divided by (ii) the average of the closing sales price per share of the Common Stock on the New York Stock Exchange composite tape for the 10 consecutive trading days immediately prior to the second trading day prior to the conversion date. In connection with the acquisition of Great Plains, the Company agreed to file a registration statement following the closing of the transaction to cover the shares of Common Stock issuable upon conversion of the Preferred Stock.

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time directly by one or more of the Selling Share Owners, or their respective pledgees, donees, transferees or other successors in interest, in separate transactions or in a single transaction. Such sales may be made on the NYSE, or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices. Alternatively, from time to time one or more of the Selling Share Owners may offer Shares through brokers, dealers or agents who may receive compensation in the form of concessions or commissions from any such Selling Share Owners, agents and/or the purchasers for whom they may act as agent. If necessary, a supplemental Prospectus will describe the method of sale in greater detail. In addition, any of the Shares which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Selling Share Owners and any such brokers, dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of Shares by them and any associated discounts, commissions or concessions that are received may be deemed to be underwriting compensation under the Securities Act. To the extent a Selling Share Owner may be deemed to be an underwriter, such Selling Share Owner may be subject to certain statutory liabilities under the Securities Act, including but not limited to Sections 11 and 12 of the Securities Act.

         Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. If applicable, such prices will be determined by agreement between the Selling Share Owners and any such dealers. The Selling Share Owners may, from time to time, authorize dealers, acting as the Selling Share Owners' agents, to solicit offers to purchase Shares upon the terms and conditions set forth in any supplemental Prospectus. The Company is not aware of any arrangements or contracts that the Selling Share Owners have entered into to effect any such transactions in the Shares, nor is the Company aware of which brokerage firms the Selling Share Owners may select to effect brokerage transactions.

         The Selling Share Owners and any other person participating in a sale or distribution of Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Share Owners and any other such person.

         The Company will not receive any part of the proceeds from the sale of the Shares. The Selling Share Owners will pay all applicable stock transfer taxes, brokerage commissions, underwriting discounts or commissions and the fees of the Selling Share Owners' counsel, and the Company will bear all other expenses in connection with the offering and sale of the Shares, including filing fees, legal and accounting fees and expenses, printing costs, and other expenses arising out of the preparation and filing of the Registration Statement and this Prospectus.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sales hereunder of the Shares but will bear certain of the expenses thereof. See "PLAN OF DISTRIBUTION".

                             VALIDITY OF THE SHARES

         The validity of the Shares is being passed upon for the Company by Lowry F. Kline, Esquire, Executive Vice President and General Counsel for the Company. Mr. Kline is also a share owner of the Company and holds options to purchase additional shares of Common Stock.

                                     EXPERTS

         The consolidated financial statements of the Company incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, BY THE SELLING SHARE OWNERS OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SHARES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The Registrant will bear no expenses in connection with any sale or other distribution by the Selling Share Owner of the shares being registered other than the expenses of preparation and distribution of this Registration Statement and the Prospectus included in this Registration Statement. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.


               SEC registration fee................             $  16,208
               Legal fees and expenses.............                10,000
               Accounting fees and expenses........                 2,000
               Miscellaneous expenses..............                 1,000

                    Total...........                            $  29,208


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Sixth of the Registrant's Restated Certificate of Incorporation provides for the elimination of personal liability of directors of the Registrant for monetary damages for breaches of certain of their fiduciary duties to the full extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "GCL"). Section 102(b)(7) of the GCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its shareholders for monetary damages for violations of a director's fiduciary duty of care. Such a provision has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating the law, paying an unlawful dividend or approving an illegal stock repurchase in violation of the statute, or obtaining an improper personal benefit.

         Article Eleventh of the Registrant's Restated Certificate of Incorporation provides for indemnification of directors, officers and employees to the extent permitted by the GCL. Section 145 of the GCL authorizes indemnification of directors, officers, employees and agents from and against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by them in connection with any civil, criminal, administrative or investigative claim or proceeding (including civil actions brought as derivative actions by or in the right of the corporation but only to the extent of expenses reasonably incurred in defending or settling such action) in which they may become involved by reason of being a director, officer, employee or agent of the corporation. The section permits indemnification if the individual acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If, in an action brought by or in the right of the corporation, the individual is adjudged to be liable to the corporation, he may be indemnified for expenses only to the extent that the court finds to be proper. Present or former directors or officers who are successful in defense of any claim against them are entitled to indemnification as of right against expenses reasonably incurred in connection therewith. Otherwise, with respect to current directors or officers, indemnification shall be made (unless otherwise ordered by a court) only if a majority of the disinterested directors, a committee of disinterested directors, independent legal counsel or the stockholders determine that the applicable standard of conduct has been met. Section 145 authorizes such indemnity for persons who, at the request of the corporation, act as directors, officers, employees or agents of other corporations, partnerships or other enterprises.

         The Registrant maintains directors and officers liability insurance which insures against liabilities that directors or officers of the Registrant may incur in such capacities.


ITEM 16. EXHIBITS.


                                                             INCORPORATED BY REFERENCE OR FILED HEREWITH (THE
                                                           COMPANY'S CURRENT, QUARTERLY, AND ANNUAL REPORTS ARE
EXHIBIT                                                      FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
 NUMBER                  DESCRIPTION                                    UNDER FILE NO. 01-09300)
-------  -----------------------------------              ------------------------------------------------------
2.1--    Agreement between Cadbury Schweppes              Exhibit 2.1, 2.2, 2.3 and 2.4 to the Company's Current Report
         Public Limited Company, Coca-Cola                on Form 8-K (Date of Report: February 10, 1997).
         Holdings (United Kingdom) Limited,
         The Coca-Cola Company, Bottling
         Holdings (Great Britain) Limited, and
         Coca-Cola Enterprises, dated  August 9,
         1996, as amended by amendments dated
         November 29, 1996, December 16, 1996
         and January 29, 1997.

2.2--    Stock Purchase Agreement among The               Exhibit 2.1 to the Company's Current Report on Form 8-K
         Coca-Cola Bottling Company of the                (Date of Report: August 7, 1997).
         Northeast, Bottling Investment Holdings,
         Inc., Coca-Cola Enterprises and The
         Coca-Cola Company, dated as of August
         7, 1997.

2.3--    Stock Purchase Agreement among                   Exhibit 2.2 to the Company's Current Report on Form 8-K
         Enterprises KOC Acquisition Company              (Date of Report: August 7, 1997).
         Ltd, Coca-Cola Ltd., Coca-Cola
         Enterprises and The Coca-Cola
         Company, dated as of August 7, 1997.

2.4--    Stock Purchase Memorandum between                Exhibit 2.3 to the Company's Current Report on Form 8-K
         George D. Overend and The Coca-Cola              (Date of Report: August 7, 1997).
         Bottling Company of the Northeast,
         dated as of August 7, 1997.

2.5--    Stock Purchase Agreement dated as of             Exhibit 2.1 to the Company's Current Report on Form 8-K
         December 19, 1997 between The                    (Date of Report: January 5, 1998).
         Prudential Insurance Company of America
         and The Coca-Cola Bottling Company of
         the Northeast.


                                                             INCORPORATED BY REFERENCE OR FILED HEREWITH (THE
                                                           COMPANY'S CURRENT, QUARTERLY, AND ANNUAL REPORTS ARE
EXHIBIT                                                      FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
 NUMBER               DESCRIPTION                                         UNDER FILE NO. 01-09300)
-------  ------------------------------------              -----------------------------------------------------
2.6--    Stock Purchase Agreement dated as of              Exhibit 2.2 to the Company's Current Report on Form 8-K
         December 19, 1997 between Aetna Life              (Date of Report: January 5, 1998).
         Insurance Company and The Coca-Cola
         Bottling Company of the Northeast.

2.7--    Stock Purchase Agreement dated as of              Exhibit 2.3 to the Company's Current Report on Form 8-K
         December 18, 1997 between The                     (Date of Report: January 5, 1998).
         Northwestern Mutual Life Insurance
         Company and The Coca-Cola Bottling
         Company of the Northeast.

2.8--    Stock Purchase Agreement dated                    Exhibit 2.4 to the Company's Current Report on Form 8-K
         as of December 31, 1997 between                   (Date of Report: January 5, 1998).
         Smith Barney Inc., IRA Rollover
         Custodian for William H. Cosby,
         Jr. and The Coca-Cola Bottling
         Company of the Northeast.

4.1--    Restated Certificate of                           Exhibit 3 to the Company's Current Report on Form 8-K (Date
         Incorporation of Coca-Cola                        of Report: July 22, 1997).
         Enterprises (restated as of
         April 15, 1992) as amended by
         Certificate of Amendment dated
         April 21, 1997.

4.2--    Bylaws of Coca-Cola Enterprises,                  Exhibit 3.2 to the Company's Annual Report on Form 10-K
         as amended through February 20,                   for the fiscal year ended December 31, 1995.
         1996.

4.3--    Form of Coca-Cola Enterprises                     Filed herewith.
         Common Stock certificate.

5--      Opinion of Lowry F. Kline, Esq.                   Filed herewith.

10.1--   1986 Stock Option Plan of                         Exhibit 10.1 to the Company's Annual Report on
         Coca-Cola Enterprises, as amended                 Form 10-K for the fiscal year ended December 31, 1991.
         through February 12, 1991.

10.2--   Form of Stock Option Agreement                    Exhibit 10.5 to the Company's Registration Statement on
         between Coca-Cola Enterprises                     Form S-1, No. 33-9447.
         and certain of its officers.

10.3--   Coca-Cola Enterprises 1991 Stock                  Exhibit 10.11 to the Company's Annual Report on
         Option Plan, as amended and                       Form 10-K for the fiscal year ended December 31, 1992.
         restated through February 18, 1992.

10.4--   Coca-Cola Enterprises 1994 Stock                  Exhibit 4.3 to the Company's Registration Statement on
         Option Plan.                                      Form S-8, No. 33-53221.


                                                       INCORPORATED BY REFERENCE OR FILED HEREWITH (THE
                                                     COMPANY'S CURRENT, QUARTERLY, AND ANNUAL REPORTS ARE
EXHIBIT                                                FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
 NUMBER            DESCRIPTION                                      UNDER FILE NO. 01-09300)
-------  --------------------------------            -----------------------------------------------------
10.5--   Coca-Cola Enterprises 1995 Stock            Exhibit 4.3 to the Company's Registration Statement on
         Option Plan.                                Form S-8, No. 33-58699.

10.6--   Coca-Cola Enterprises 1992                  Exhibit 4.3 to the Company's Registration Statement on
         Restricted Stock Award Plan (as             Form S-8, No. 33-53219.
         amended and restated effective
         February 7, 1994).

10.7--   Coca-Cola Enterprises Restricted            Exhibit 10.8 to the Company's Annual Report on
         Stock Award Tax Withholding                 Form 10-K for the fiscal year ended December 31, 1995.
         Agreement.

10.8--   1995 Phantom Stock Award Plan.              Exhibit 10.9 to the Company's Annual Report on
                                                     Form 10-K for the fiscal year ended December 31, 1995.

10.9--   Coca-Cola Enterprises 1995                  Exhibit 10.10 to the Company's Annual Report on
         Restricted Stock Award Plan (As             Form 10-K for the fiscal year ended December 31, 1996.
         Amended and Restated effective
         January 2, 1996).

10.10--  Coca-Cola Enterprises 1995 Stock            Exhibit 10.11 to the Company's Annual Report on
         Option Plan (As Amended and                 Form 10-K for the fiscal year ended December 31, 1996.
         Restated effective January 2, 1996).

10.11--  Coca-Cola Enterprises 1997 Stock            Exhibit 10.11 to the Company's Annual Report on Form 10-K
         Option Plan.                                for the fiscal year ended December 31, 1997.

10.12--  Long-Term Incentive Plan (As                Exhibit 10.12 to the Company's Annual Report on
         Amended and Restated Effective              Form 10-K for the fiscal year ended December 31, 1996.
         January 1, 1996).

10.13--  Coca-Cola Enterprises 1994-1996             Exhibit 10.7 to the Company's Annual Report on
         Long-Term Incentive Plan.                   Form 10-K for the fiscal year ended December 31, 1994.

10.14--  Coca-Cola Enterprises Inc. Long-            Exhibit 10.12 to the Company's Annual Report on
         Term Incentive Plan (Effective              Form 10-K for the fiscal year ended December 31, 1995.
         January 1, 1995).

10.15--  Coca-Cola Enterprises Inc. Long-            Exhibit 10.15 to the Company's Annual Report on Form 10-K
         Term Incentive Plan (As Amended             for the fiscal year ended December 31, 1997.
         and Restated Effective January 1,
         1997).

10.16--  Coca-Cola Enterprises Executive             Exhibit 10.16 to the Company's Annual Report on Form 10-K
         Management Incentive Plan                   for the fiscal year ended December 31, 1997.
         (Effective January 1, 1997).

10.17--  Coca-Cola Enterprises Executive             Exhibit 10.16 to the Company Annual Report on
         Pension Plan, Effective January 1,          Form 10-K for the fiscal year ended December 31, 1996.
         1996.


                                                       INCORPORATED BY REFERENCE OR FILED HEREWITH (THE
                                                     COMPANY'S CURRENT, QUARTERLY, AND ANNUAL REPORTS ARE
EXHIBIT                                                FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
 NUMBER            DESCRIPTION                                     UNDER FILE NO. 01-09300)
-------  --------------------------------            ----------------------------------------------------
10.18--  Coca-Cola Enterprises                       Exhibit 10.18 to the Company's Annual Report on Form 10-K
         Supplemental Pension Plan (As               for the fiscal year ended December 31, 1997.
         Amended and Restated Effective
         July 1, 1993).

10.19--  1991 Amendment and Restatement              Exhibit 10.9 to the Company's Annual Report on
         of the Coca-Cola Enterprises                Form 10-K for the fiscal year ended December 31, 1994.
         Supplemental Retirement Plan (As
         Amended Effective July 1, 1993).

10.20--  Form of Stock Option Agreements             Exhibit 10.36 to the Company's Registration Statement on
         between Coca-Cola Enterprises               Form S-1, No. 33-9447.
         and certain of its directors.

10.21--  Coca-Cola Enterprises 1988 Stock            Exhibit 10.10 to the Company's Annual Report on
         Appreciation Rights Plan, as                Form 10-K for the fiscal year ended December 31, 1991.
         amended through February 12, 1991.

10.22--  Amended and Restated Deferred               Exhibit 10.16 to the Company's Annual Report on
         Compensation Agreement between              Form 10-K for the fiscal year ended December 31, 1993.
         Johnston Coca-Cola Bottling
         Group and Henry A. Schimberg
         dated December 16, 1991, as
         amended.

10.23--  1993 Amendment and Restatement              Exhibit 10.17 to the Company's Annual Report on
         of Deferred Compensation                    Form 10-K for the fiscal year ended December 31, 1993.
         Agreement between Johnston
         Coca-Cola Bottling Group and
         John R. Alm as of April 30,
         1993.

10.24--  Retirement Plan for the Board of            Exhibit 10.33 to the Company's Annual Report on
         Directors of Coca-Cola Enterprises,         Form 10-K for the fiscal year ended December 31, 1991.
         effective April 11, 1991.

10.25--  Deferred Compensation Plan for              Exhibit 4.3 to the Company's Registration Statement
         Non-Employee Director                       on Form S-8, No. 333-47353.
         Compensation, as amended and
         restated effective January 1, 1998.

10.26--  1997 Director Stock Option Plan.            Exhibit 10.26 to the Company's Annual Report on Form 10-K
                                                     for the fiscal year ended December 31, 1997.

10.27--  1998 Director Stock Option Plan.            Exhibit 10.27 to the Company's Annual Report on Form 10-K
                                                     for the fiscal year ended December 31, 1997.


                                                       INCORPORATED BY REFERENCE OR FILED HEREWITH (THE
                                                     COMPANY'S CURRENT, QUARTERLY, AND ANNUAL REPORTS ARE
EXHIBIT                                                FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
 NUMBER           DESCRIPTION                                       UNDER FILE NO. 01-09300)
-------  -----------------------------               -----------------------------------------------------
10.28--  Tax Sharing Agreement dated                 Exhibit 10.1 to the Company's Registration Statement on
         November 12, 1986 between                   Form S-1, No. 33-9447.
         Coca-Cola Enterprises and The
         Coca-Cola Company.

10.29--  Registration Rights Agreement               Exhibit 10.3 to the Company's Registration Statement on
         dated November 12, 1986 between             Form S-1, No. 33-9447.
         Coca-Cola Enterprises and The
         Coca-Cola Company.

10.30--  Registration Rights Agreement               Exhibit 10 to the Company's Current Report on
         dated as of December 17, 1991               Form 8-K (Date of Report: December 18, 1991).
         among Coca-Cola Enterprises, The
         Coca-Cola Company and the share
         owners of Johnston Coca-Cola
         Bottling Group named therein.

10.31--  Form of Bottle Contract, as                 Exhibit 10.24 to the Company's Annual Report on
         amended.                                    Form 10-K for the fiscal year ended December 30, 1988.

10.32--  Letter Agreement dated March 15,            Exhibit 10.23 to the Company's Annual Report on
         1989 between Coca-Cola                      Form 10-K for the fiscal year ended December 31, 1991.
         Enterprises and The Coca-Cola
         Company with respect to the
         Bottle Contracts, as amended by
         letter agreement dated
         December 18, 1991.

10.33--  Form of Tolling Agreement                   Exhibit 10.41 to the Company's Annual Report on
         between The Coca-Cola Company               Form 10-K for the fiscal year ended January 2, 1987.
         and various Company bottlers.

10.34--  Sweetener Sales Agreement--                 Exhibit 10.34 to the Company's Annual Report on Form 10-K
         Bottler between The Coca-Cola               for the fiscal year ended December 31, 1997.
         Company and various Company
         bottlers, dated July 10, 1997.

10.35--  Can Supply Agreement, dated                 Exhibit 10.30 to the Company's Annual Report on
         November 30, 1995, between                  Form 10-K for the fiscal year ended December 31, 1995.
         American National Can Company
         and Coca-Cola Enterprises.*

10.36--  Share Repurchase Agreement                  Exhibit 10.44 to the Company's Annual Report on
         dated January 1, 1991 between               Form 10-K for the fiscal year ended December 28, 1990.
         The Coca-Cola Company and
         Coca-Cola Enterprises.

10.37--  Form of International Bottlers              Exhibit 10.33 to the Company's Annual Report on
         Agreement.                                  Form 10-K for the fiscal year ended December 31, 1996.





                                                             INCORPORATED BY REFERENCE OR FILED HEREWITH (THE
                                                           COMPANY'S CURRENT, QUARTERLY, AND ANNUAL REPORTS ARE
EXHIBIT                                                      FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
 NUMBER                DESCRIPTION                                        UNDER FILE NO. 01-09300)
-------  -------------------------------------             ----------------------------------------------------
10.38--  Supplementary Agreement                           Exhibit 10.34 to the Company's Annual Report on
         between Coca-Cola Enterprises,                    Form 10-K for the fiscal year ended December 31, 1996.
         certain of its international bottlers
         and The Coca-Cola Company and
         The Coca-Cola Export
         Corporation.

23.1--   Consent of Ernst & Young LLP.                     Filed herewith.

23.2--   Consent of Lowry F. Kline, Esq.                   Included in Exhibit 5.

24.1--   Powers of Attorney.                               Filed herewith.

24.2     Certified Resolution of the Coca-Cola             Filed herewith.
         Enterprises' Board of Directors.

--------------

* The Company has requested confidential treatment with respect to portions of this document.



ITEM 17.  UNDERTAKINGS.

                   A.      Rule 415 Offering.

                           The undersigned Registrant hereby undertakes:

                           (1)      To file, during any period in which offers
or sales are being made, a post-effective amendment to this registration statement:

                                    (i)   to include any prospectus required by
         section 10(a)(3) of the Securities Act of 1933;

                                    (ii)  to reflect in the prospectus any facts
         or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                    (iii) to include any material information
         with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2)      That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)      To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. Filings Incorporating Subsequent Exchange Act Documents by Reference.

                           The undersigned Registrant hereby undertakes that,
for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C.       Request for Acceleration of Effectiveness.

                           Insofar as indemnification for liabilities arising
under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 18th day of August, 1998.

COCA-COLA ENTERPRISES INC.
   (Registrant)

By:      HENRY A. SCHIMBERG*
   -------------------------------------------
         Henry A. Schimberg
         President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated.



HENRY A. SCHIMBERG*                    President and Chief Executive           August 18, 1998
------------------------               Officer and a Director (principal
(Henry A. Schimberg)                   executive officer)

JOHN R. ALM
------------------------               Executive Vice President and Chief      August 18, 1998
(John R. Alm)                          Financial Officer (principal
                                       financial officer)
O. MICHAEL WHIGHAM
------------------------               Vice President and Controller           August 18, 1998
(O. Michael Whigham)                   (principal accounting officer)

S.  K. JOHNSTON, JR.*                  Director                                August 18, 1998
------------------------
(S. K. Johnston, Jr.)

HOWARD G. BUFFETT*                     Director                                August 18, 1998
------------------------
(Howard G. Buffett)

JOHN L. CLENDENIN*                     Director                                August 18, 1998
------------------------
(John L. Clendenin)

JOHNNETTA B. COLE*                     Director                                August 18, 1998
------------------------
(Johnnetta B. Cole)

J. TREVOR EYTON*                       Director                                August 18, 1998
------------------------
(J. Trevor Eyton)

JOSEPH R. GLADDEN, JR.*                Director                                August 18, 1998
------------------------
(Joseph R. Gladden, Jr.)

CLAUS M. HALLE*                        Director                                August 18, 1998
------------------------
(Claus M. Halle)

L. PHILLIP HUMANN*                     Director                                August 18, 1998
------------------------
(L. Phillip Humann)

JOHN E. JACOB*                         Director                                August 18, 1998
------------------------
(John E. Jacob)

ROBERT A. KELLER*                      Director                                August 18, 1998
------------------------
(Robert A. Keller)

JEAN-CLAUDE KILLY*                     Director                                August 18, 1998
------------------------
(Jean-Claude Killy)

S.L. PROBASCO, JR.*                    Director                                August 18, 1998
------------------------
(S.L. Probasco, Jr.)




*By: LOWRY F. KLINE
     --------------------
     Lowry F. Kline
     Attorney-in-Fact

                                INDEX TO EXHIBITS



                                                             INCORPORATED BY REFERENCE OR FILED HEREWITH (THE
                                                           COMPANY'S CURRENT, QUARTERLY, AND ANNUAL REPORTS ARE
EXHIBIT                                                      FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
 NUMBER                  DESCRIPTION                                      UNDER FILE NO. 01-09300)
-------  ---------------------------------------          ------------------------------------------------------
2.1--    Agreement between Cadbury Schweppes              Exhibit 2.1, 2.2, 2.3 and 2.4 to the Company's Current Report
         Public Limited Company, Coca-Cola                on Form 8-K (Date of Report: February 10, 1997).
         Holdings (United Kingdom) Limited,
         The Coca-Cola Company, Bottling
         Holdings (Great Britain) Limited, and
         Coca-Cola Enterprises, dated August 9,
         1996, as amended by amendments dated
         November 29, 1996, December 16, 1996
         and January 29, 1997.

2.2--    Stock Purchase Agreement among The               Exhibit 2.1 to the Company's Current Report on Form 8-K
         Coca-Cola Bottling Company of the                (Date of Report: August 7, 1997).
         Northeast, Bottling Investment Holdings,
         Inc., Coca-Cola Enterprises and The
         Coca-Cola Company, dated as of August
         7, 1997.

2.3--    Stock Purchase Agreement among                   Exhibit 2.2 to the Company's Current Report on Form 8-K
         Enterprises KOC Acquisition Company              (Date of Report: August 7, 1997).
         Ltd, Coca-Cola Ltd., Coca-Cola
         Enterprises and The Coca-Cola
         Company, dated as of August 7, 1997.

2.4--    Stock Purchase Memorandum between                Exhibit 2.3 to the Company's Current Report on Form 8-K
         George D. Overend and The Coca-Cola              (Date of Report: August 7, 1997).
         Bottling Company of the Northeast,
         dated as of August 7, 1997.

2.5--    Stock Purchase Agreement dated as of             Exhibit 2.1 to the Company's Current Report on Form 8-K
         December 19, 1997 between The                    (Date of Report: January 5, 1998).
         Prudential Insurance Company of America
         and The Coca-Cola Bottling Company of
         the Northeast.

2.6--    Stock Purchase Agreement dated as of             Exhibit 2.2 to the Company's Current Report on Form 8-K
         December 19, 1997 between Aetna Life             (Date of Report: January 5, 1998).
         Insurance Company and The Coca-Cola
         Bottling Company of the Northeast.

2.7--    Stock Purchase Agreement dated as of             Exhibit 2.3 to the Company's Current Report on Form 8-K
         December 18, 1997 between The                    (Date of Report: January 5, 1998).
         Northwestern Mutual Life Insurance
         Company and The Coca-Cola Bottling
         Company of the Northeast.

                                                             INCORPORATED BY REFERENCE OR FILED HEREWITH (THE
                                                           COMPANY'S CURRENT, QUARTERLY, AND ANNUAL REPORTS ARE
EXHIBIT                                                      FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
 NUMBER              DESCRIPTION                                          UNDER FILE NO. 01-09300)
-------  ---------------------------------                 -----------------------------------------------------
2.8--    Stock Purchase Agreement dated                    Exhibit 2.4 to the Company's Current Report on Form 8-K
         as of December 31, 1997 between                   (Date of Report: January 5, 1998).
         Smith Barney Inc., IRA Rollover
         Custodian for William H. Cosby,
         Jr. and The Coca-Cola Bottling
         Company of the Northeast.

4.1--    Restated Certificate of                           Exhibit 3 to the Company's Current Report on Form 8-K (Date
         Incorporation of Coca-Cola                        of Report: July 22, 1997).
         Enterprises (restated as of
         April 15, 1992) as amended by
         Certificate of Amendment dated
         April 21, 1997.

4.2--    Bylaws of Coca-Cola Enterprises,                  Exhibit 3.2 to the Company's Annual Report on Form 10-K
         as amended through February 20,                   for the fiscal year ended December 31, 1995.
         1996.

4.3--    Form of Coca-Cola Enterprises                     Filed herewith.
         Common Stock certificate.

5--      Opinion of Lowry F. Kline, Esq.                   Filed herewith.

10.1--   1986 Stock Option Plan of                         Exhibit 10.1 to the Company's Annual Report on
         Coca-Cola Enterprises, as amended                 Form 10-K for the fiscal year ended December 31, 1991.
         through February 12, 1991.

10.2--   Form of Stock Option Agreement                    Exhibit 10.5 to the Company's Registration Statement on
         between Coca-Cola Enterprises                     Form S-1, No. 33-9447.
         and certain of its officers.

10.3--   Coca-Cola Enterprises 1991 Stock                  Exhibit 10.11 to the Company's Annual Report on
         Option Plan, as amended and                       Form 10-K for the fiscal year ended December 31, 1992.
         restated through February 18, 1992.

10.4--   Coca-Cola Enterprises 1994 Stock                  Exhibit 4.3 to the Company's Registration Statement on
         Option Plan.                                      Form S-8, No. 33-53221.

10.5--   Coca-Cola Enterprises 1995 Stock                  Exhibit 4.3 to the Company's Registration Statement on
         Option Plan.                                      Form S-8, No. 33-58699.

10.6--   Coca-Cola Enterprises 1992                        Exhibit 4.3 to the Company's Registration Statement on
         Restricted Stock Award Plan (as                   Form S-8, No. 33-53219.
         amended and restated effective
         February 7, 1994).

10.7--   Coca-Cola Enterprises Restricted                  Exhibit 10.8 to the Company's Annual Report on
         Stock Award Tax Withholding                       Form 10-K for the fiscal year ended December 31, 1995.
         Agreement.


                                                             INCORPORATED BY REFERENCE OR FILED HEREWITH (THE
                                                           COMPANY'S CURRENT, QUARTERLY, AND ANNUAL REPORTS ARE
EXHIBIT                                                      FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
NUMBER                DESCRIPTION                                         UNDER FILE NO. 01-09300)
-------  ------------------------------------              ------------------------------------------------------
10.8--   1995 Phantom Stock Award Plan.                    Exhibit 10.9 to the Company's Annual Report on
                                                           Form 10-K for the fiscal year ended December 31, 1995.

10.9--   Coca-Cola Enterprises 1995                        Exhibit 10.10 to the Company's Annual Report on
         Restricted Stock Award Plan (As                   Form 10-K for the fiscal year ended December 31, 1996.
         Amended and Restated effective
         January 2, 1996).

10.10--  Coca-Cola Enterprises 1995 Stock                  Exhibit 10.11 to the Company's Annual Report on
         Option Plan (As Amended and                       Form 10-K for the fiscal year ended December 31, 1996.
         Restated effective January 2, 1996).

10.11--  Coca-Cola Enterprises 1997 Stock                  Exhibit 10.11 to the Company's Annual Report on Form 10-K
         Option Plan.                                      for the fiscal year ended December 31, 1997.

10.12--  Long-Term Incentive Plan (As                      Exhibit 10.12 to the Company's Annual Report on
         Amended and Restated Effective                    Form 10-K for the fiscal year ended December 31, 1996.
         January 1, 1996).

10.13--  Coca-Cola Enterprises 1994-1996                   Exhibit 10.7 to the Company's Annual Report on
         Long-Term Incentive Plan.                         Form 10-K for the fiscal year ended December 31, 1994.

10.14--  Coca-Cola Enterprises Inc. Long-                  Exhibit 10.12 to the Company's Annual Report on
         Term Incentive Plan (Effective                    Form 10-K for the fiscal year ended December 31, 1995.
         January 1, 1995).

10.15--  Coca-Cola Enterprises Inc. Long-                  Exhibit 10.15 to the Company's Annual Report on Form 10-K
         Term Incentive Plan (As Amended                   for the fiscal year ended December 31, 1997.
         and Restated Effective January 1,
         1997).

10.16--  Coca-Cola Enterprises Executive                   Exhibit 10.16 to the Company's Annual Report on Form 10-K
         Management Incentive Plan                         for the fiscal year ended December 31, 1997.
         (Effective January 1, 1997).

10.17--  Coca-Cola Enterprises Executive                   Exhibit 10.16 to the Company Annual Report on
         Pension Plan, Effective January 1,                Form 10-K for the fiscal year ended December 31, 1996.
         1996.

10.18--  Coca-Cola Enterprises                             Exhibit 10.18 to the Company's Annual Report on Form 10-K
         Supplemental Pension Plan (As                     for the fiscal year ended December 31, 1997.
         Amended and Restated Effective
         July 1, 1993).

10.19--  1991 Amendment and Restatement                    Exhibit 10.9 to the Company's Annual Report on
         of the Coca-Cola Enterprises                      Form 10-K for the fiscal year ended December 31, 1994.
         Supplemental Retirement Plan (As
         Amended Effective July 1, 1993).

                                                             INCORPORATED BY REFERENCE OR FILED HEREWITH (THE
                                                           COMPANY'S CURRENT, QUARTERLY, AND ANNUAL REPORTS ARE
EXHIBIT                                                      FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
 NUMBER          DESCRIPTION                                             UNDER FILE NO. 01-09300)
-------  ----------------------------                      ----------------------------------------------------

10.20--  Form of Stock Option Agreements                   Exhibit 10.36 to the Company's Registration Statement on
         between Coca-Cola Enterprises                     Form S-1, No. 33-9447.
         and certain of its directors.

10.21--  Coca-Cola Enterprises 1988 Stock                  Exhibit 10.10 to the Company's Annual Report on
         Appreciation Rights Plan, as                      Form 10-K for the fiscal year ended December 31, 1991.
         amended through February 12, 1991.

10.22--  Amended and Restated Deferred                     Exhibit 10.16 to the Company's Annual Report on
         Compensation Agreement between                    Form 10-K for the fiscal year ended December 31, 1993.
         Johnston Coca-Cola Bottling
         Group and Henry A. Schimberg
         dated December 16, 1991, as
         amended.

10.23--  1993 Amendment and Restatement                    Exhibit 10.17 to the Company's Annual Report on
         of Deferred Compensation                          Form 10-K for the fiscal year ended December 31, 1993.
         Agreement between Johnston
         Coca-Cola Bottling Group and
         John R. Alm as of April 30,
         1993.

10.24--  Retirement Plan for the Board of                  Exhibit 10.33 to the Company's Annual Report on
         Directors of Coca-Cola Enterprises,               Form 10-K for the fiscal year ended December 31, 1991.
         effective April 11, 1991.

10.25--  Deferred Compensation Plan for                    Exhibit 4.3 to the Company's Registration Statement
         Non-Employee Director                             on Form S-8, No. 333-47353.
         Compensation, as amended and
         restated effective January 1, 1998.

10.26--  1997 Director Stock Option Plan.                  Exhibit 10.26 to the Company's Annual Report on Form 10-K
                                                           for the fiscal year ended December 31, 1997.

10.27--  1998 Director Stock Option Plan.                  Exhibit 10.27 to the Company's Annual Report on Form 10-K
                                                           for the fiscal year ended December 31, 1997.

10.28--  Tax Sharing Agreement dated                       Exhibit 10.1 to the Company's Registration Statement on
         November 12, 1986 between                         Form S-1, No. 33-9447.
         Coca-Cola Enterprises and The
         Coca-Cola Company.

10.29--  Registration Rights Agreement                     Exhibit 10.3 to the Company's Registration Statement on
         dated November 12, 1986 between                   Form S-1, No. 33-9447.
         Coca-Cola Enterprises and The
         Coca-Cola Company.
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
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
                                                            INCORPORATED BY REFERENCE OR FILED HEREWITH (THE
                                                          COMPANY'S CURRENT, QUARTERLY, AND ANNUAL REPORTS ARE
EXHIBIT                                                     FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
 NUMBER              DESCRIPTION                                         UNDER FILE NO. 01-09300)
-------  ---------------------------------                ------------------------------------------------------
10.30--  Registration Rights Agreement                     Exhibit 10 to the Company's Current Report on
         dated as of December 17, 1991                     Form 8-K (Date of Report: December 18, 1991).
         among Coca-Cola Enterprises, The
         Coca-Cola Company and the share
         owners of Johnston Coca-Cola
         Bottling Group named therein.

10.31--  Form of Bottle Contract, as                       Exhibit 10.24 to the Company's Annual Report on
         amended.                                          Form 10-K for the fiscal year ended December 30, 1988.

10.32--  Letter Agreement dated March 15,                  Exhibit 10.23 to the Company's Annual Report on
         1989 between Coca-Cola                            Form 10-K for the fiscal year ended December 31, 1991.
         Enterprises and The Coca-Cola
         Company with respect to the
         Bottle Contracts, as amended by
         letter agreement dated
         December 18, 1991.

10.33--  Form of Tolling Agreement                         Exhibit 10.41 to the Company's Annual Report
         on between The Coca-Cola Company                  Form 10-K for the fiscal year ended January 2, 1987.
         and various Company bottlers.

10.34--  Sweetener Sales Agreement--                       Exhibit 10.34 to the Company's Annual Report on Form 10-K
         Bottler between The Coca-Cola                     for the fiscal year ended December 31, 1997.
         Company and various Company
         bottlers, dated July 10, 1997.

10.35--  Can Supply Agreement, dated                       Exhibit 10.30 to the Company's Annual Report on
         November 30, 1995, between                        Form 10-K for the fiscal year ended December 31, 1995.
         American National Can Company
         and Coca-Cola Enterprises.*

10.36--  Share Repurchase Agreement                        Exhibit 10.44 to the Company's Annual Report on
         dated January 1, 1991 between                     Form 10-K for the fiscal year ended December 28, 1990.
         The Coca-Cola Company and
         Coca-Cola Enterprises.

10.37--  Form of International Bottlers                    Exhibit 10.33 to the Company's Annual Report on
         Agreement.                                        Form 10-K for the fiscal year ended December 31, 1996.

10.38--  Supplementary Agreement                           Exhibit 10.34 to the Company's Annual Report on
         between Coca-Cola Enterprises,                    Form 10-K for the fiscal year ended December 31, 1996.
         certain of its international bottlers
         and The Coca-Cola Company and
         The Coca-Cola Export
         Corporation.

23.1--   Consent of Ernst & Young LLP.                     Filed herewith.

23.2--   Consent of Lowry F. Kline, Esq.                   Included in Exhibit 5.
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
                                                             INCORPORATED BY REFERENCE OR FILED HEREWITH (THE
                                                           COMPANY'S CURRENT, QUARTERLY, AND ANNUAL REPORTS ARE
EXHIBIT                                                      FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
NUMBER                 DESCRIPTION                                        UNDER FILE NO. 01-09300)
-------  --------------------------------------            ----------------------------------------------------
24.1--   Powers of Attorney.                               Filed herewith.

24.2     Certified Resolution of Coca-Cola                 Filed herewith.
         Enterprises' Board of Directors.
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--------------

* The Company has requested confidential treatment with respect to portions of this document.

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